UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2025

Date of Report (Date of earliest event reported)

Health In Tech, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42449	87-3545722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 S. Colorado Ave, Suite 1 Stuart, FL	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 373-0333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HIT	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2025, Lynn Liang notified the Board of Directors (the “Board”) of Health In Tech, Inc., a Nevada corporation (the “Company”) that she is resigning from the Board effective April 18, 2025. Prior to her resignation Ms. Liang served on the Compensation Committee. Ms. Liang’s resignation is in relation to other professional and personal commitments and was not as a result of any disagreement with the Company or the Board.

Also on April 16, 20225, the Board reduced the size of the Board from seven directors to six directors, effective April 18, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2025

HEALTH IN TECH, INC.

By:	/s/ Tim Johnson
Name:	Tim Johnson
Title:	Chief Executive Officer

2